EXHIBIT 99.2


                       REPORT OF INDEPENDENT AUDITORS


[LOGO] Arthur Andersen LLP
      Independent Public Accountants
      1345 Avenue of the Americas
      New York, NY  10105


To the Board of Directors and Stockholders of Reliance Bancorp, Inc.,

We have audited the accompanying consolidated statement of condition of Reliance Bancorp, Inc. and subsidiary as of June 30, 1999, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Reliance Bancorp, Inc. and subsidiary as of June 30, 1998, and for each of the years in the two year period then ended were audited by other auditors whose report dated July 23, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reliance Bancorp, Inc. and subsidiary as of June 30, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/  Arthur Andersen LLP
--------------------------
     Arthur Andersen LLP
     New York, New York
     July 21, 1999
     (except with respect to the matter
     discussed in Note 2, as to which
     the date is August 30, 1999)



                       REPORT OF INDEPENDENT AUDITORS


[LOGO] KPMG LLP
         1305 Walt Whitman Road
         Melville, NY 11747-4302

To the Board of Directors and Stockholders of Reliance Bancorp, Inc.,

      We have audited the accompanying consolidated statement of condition of Reliance Bancorp, Inc. and subsidiary as of June 30, 1998, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for each of the years in the two-year period ended June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reliance Bancorp, Inc. and subsidiary as of June 30, 1998, and the results of their operations and their cash flows for each of the years in the two-year period ended June 30, 1998, in conformity with generally accepted accounting principles.


/s/ KPMG LLP
--------------
    KPMG LLP
    July 23, 1998




                   RELIANCE BANCORP, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CONDITION
                    (In thousands, except share amounts)

                                                                 June 30,
                                                        --------------------------

                                                                1999       1998
                                                              --------   -------
ASSETS
Cash and due from banks................................       $ 33,255   $ 37,596
Money market investments...............................             --      9,500
Debt and equity securities available-for-sale..........        122,168    134,907
Debt and equity securities held-to-maturity (with
   estimated market values of $28,840 and $40,509,
   respectively).......................................         28,835     40,189
Mortgage-backed securities available-for-sale..........        935,038    940,347
Mortgage-backed securities held-to-maturity (with
   estimated market values of $252,233 and $252,332,
   respectively).......................................        255,917    249,259
Loans receivable:
     Mortgage loans....................................        810,894    790,951
     Commercial loans..................................         44,949     49,887
     Consumer and other loans..........................        127,350    137,900
       Less allowance for loan losses..................         (9,120)    (8,941)
                                                              ---------  ---------
             Loans receivable, net.....................        974,073    969,797
Accrued interest receivable, net.......................         13,095     14,958
Office properties and equipment, net...................         16,368     15,436
Prepaid expenses and other assets......................         16,960     11,732
Mortgage servicing rights..............................          1,514      2,317
Excess of cost over fair value of net assets acquired..         54,373     58,936
Real estate owned, net.................................            177        755
                                                               -------  -----------
             Total assets..............................    $ 2,451,773 $2,485,729
                                                           =========== ===========

Liabilities and Stockholders' Equity
Deposits...............................................    $ 1,549,419 $1,628,298
Borrowed Funds.........................................        702,434    630,206
Advance payments by borrowers for taxes and insurance..          6,399      9,806
Accrued expenses and other liabilities.................         21,854     22,555
                                                           -----------  ---------
             Total liabilities.........................      2,280,106  2,290,865
                                                           -----------  ----------

Commitments
Stockholders' Equity
Preferred Stock, $.01 par value, 4,000,000 shares
  authorized; none issued..............................             --         --
Common stock, $.01 par value, 20,000,000 shares
   authorized; 10,750,820 shares issued;
   8,586,210 and 9,564,988
   outstanding, respectively...........................            108        108
Additional paid-in capital.............................        121,037    117,909
Retained earnings, substantially restricted............        115,976    102,305
Accumulated other comprehensive income:
   Net unrealized (depreciation) appreciation
   on securities available-for-sale, net of taxes......        (10,546)     4,212
Less:
Unallocated common stock held by ESOP..................         (3,726)    (4,554)
Unearned common stock held by RRP......................            (66)      (713)
Common stock held by SERP (at cost)....................           (550)      (373)
Treasury stock, at cost (2,164,610 and 1,185,832
   shares, respectively)...............................        (50,566)   (24,030)
                                                            -----------  ---------
     Total stockholders' equity........................        171,667    194,864
                                                            ----------   ---------
            Total liabilities and stockholders'
               equity..................................    $ 2,451,773 $2,485,729
                                                           =========== ==========

         See accompanying notes to consolidated financial statements.




                   RELIANCE BANCORP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)


                                                   Year Ended June 30,
                                     -----------------------------------------------

                                                     1999        1998        1997
                                                   --------    --------    --------
Interest Income:
    First Mortgage Loans.......................   $  62,182  $  63,573     $ 56,948
    Commercial Loans...........................       4,892      3,916           --
    Consumer and Other Loans...................      10,730     12,130       11,525
    Mortgage-Backed Securities.................      78,948     67,185       59,392
    Money Market Investments...................         284        615          618
    Debt and Equity Securities.................      10,274      6,400        4,806
                                                   --------  ---------    ---------
          Total Interest Income................     167,310    153,819      133,289
                                                    -------   --------     --------

Interest Expense:
    Deposits...................................      61,972     63,432       54,139
    Borrowed Funds.............................      36,034     23,396       17,514
                                                     ------   --------     --------
          Total Interest Expense...............      98,006     86,828       71,653
                                                     ------   --------     --------
    Net Interest Income Before Provision
       for Loan Losses........................       69,304     66,991       61,636
Provision for Loan Losses......................         650      1,650          950
                                                   --------   --------      -------
    Net Interest Income After Provision
       for Loan Losses........................       68,654     65,341       60,686
                                                    -------    -------      -------

Non-Interest Income:
    Loan Fees and Service Charges..............       1,352      1,047          683
    Other Operating Income.....................       4,279      3,452        2,557
    Income from Money Centers..................       2,650      1,882           --
    Condemnation Award on Joint Venture........          --      1,483           --
    Net Gain (Loss) on Securities..............         119         (5)         172
                                                   --------  ----------    --------
          Total Non-Interest Income............       8,400      7,859        3,412
                                                    -------    -------      -------

Non-Interest Expense:
    Compensation and Benefits..................      20,373     20,297       16,509
    Occupancy and Equipment....................       7,064      6,531        5,719
    Federal Deposit Insurance Premiums.........         930        921        1,813
    Advertising................................       1,247      1,202        1,168
    Other Operating Expenses...................       6,675      6,274        5,778
                                                    -------   --------      -------
          Total General and Administrative Expenses  36,289     35,225       30,987
    Real Estate Operations, Net................         111        218          383
    Amortization of Excess of Cost Over Fair Value
      of Net Assets Acquired...................       4,563      4,218        3,404
    SAIF Recapitalization Charge...............          --         --        8,250
                                                 ---------- ----------      -------
          Total Non-Interest Expense...........      40,963     39,661       43,024
                                                    -------    -------      -------
Income Before Income Taxes.....................      36,091     33,539       21,074
Income Tax Expense ............................      15,940     14,810       10,138
                                                    -------    -------      -------
Net Income ....................................    $ 20,151   $ 18,729     $ 10,936
                                                     ======     ======       ======

Net Income per Common Share:
             Basic.............................   $    2.38  $     2.11    $   1.32
             Diluted...........................   $    2.26  $     1.99    $   1.25


            See accompanying notes to consolidated financial statements.



                   RELIANCE BANCORP, INC. AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    (In thousands, except share amounts)

                                                      Year Ended June 30,
                                                ------------------------------
                                                     1999      1998      1997
                                                    ------    ------    ------
Common Stock (Par Value: $.01):
  Balance at Beginning and End of Year.......  $    108    $   108   $    108
                                                    ---        ---        ---

Additional Paid in Capital:
  Balance at Beginning of Year...............   117,909    105,871    104,041
  Net (Loss) Gain from Reissuance of
    Treasury Stock...........................      (675)     7,903         --
  Allocation of ESOP Stock and Earned
    Portion of RRPs.........................      1,646      2,023        868
  Common Stock Acquired by SERP..............       177        164        209
  Tax Benefits on Stock Plans................     1,980      1,948        753
                                               --------   --------   --------
  Balance at End of Year.....................   121,037    117,909    105,871
                                                -------   -------    -------

Retained Earnings, Substantially Restricted:
  Balance at Beginning of Year...............   102,305    89,660     83,966
  Net Income.................................    20,151    18,729     10,936
  Dividends Declared.........................    (6,480)   (6,044)    (4,930)
  Loss on Reissuance of Treasury Stock.......        --       (40)      (312)
                                             ----------    -------   --------
  Balance at End of Year.....................   115,976   102,305     89,660
                                                -------   -------    -------

Accumulated Other Comprehensive Income:
  Net Unrealized (Depreciation) Appreciation on
  Securities Available-for-Sale, Net of Tax:
  Balance at Beginning of Year...............     4,212     1,705     (5,281)
  Change in Net Unrealized (Depreciation)
   Appreciation, Net of Tax..................   (14,758)    2,507      6,986
                                               ---------  -------   --------
  Balance at End of Year.....................   (10,546)    4,212      1,705
                                               ---------  -------   --------

Unallocated Common Stock Held by ESOP:
  Balance at Beginning of Year...............    (4,554)   (5,382)    (6,210)
  Allocation of ESOP Stock...................       828       828        828
                                               --------  --------   --------
  Balance at End of Year.....................    (3,726)   (4,554)    (5,382)
                                                --------  --------   --------

Unearned Common Stock Held by RRPs:
  Balance at Beginning of Year...............      (713)   (1,567)    (2,392)
  Earned Portion of RRPs.....................       647       854        825
                                                -------  --------   --------
  Balance at End of Year.....................       (66)     (713)    (1,567)
                                                -------- ---------   --------

Common Stock Held by Supplemental Executive Retirement Plan:
   Balance at Beginning of Year..............      (373)     (209)        --
   Common Stock Acquired by SERP (6,312, 4,433 and
          11,021 shares).....................      (177)     (164)      (209)
                                                --------   -------   --------
   Balance at End of Year....................      (550)     (373)      (209)
                                                --------   -------   --------

Treasury Stock:
   Balance at Beginning of Year..............   (24,030)  (27,516)   (20,613)
   Reissuance of stock for Continental
     Bank acquisition (1,013,909 shares)....         --    14,711         --
   Common Stock Purchased, at Cost
     (1,040,207, 460,973 and
      442,182 shares).......................    (27,936)  (15,269)    (8,113)
   Exercise of Stock Options.................     1,400     4,044      1,210
                                               -------- ---------  ---------
   Balance at End of Year....................   (50,566)  (24,030)   (27,516)
                                               --------- ---------  ---------
  Total Stockholders' Equity................. $ 171,667 $ 194,864  $ 162,670
                                                =======   =======    =======

            See accompanying notes to consolidated financial statements.



                           RELIANCE BANCORP, INC.
              CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                               (In thousands)


                                                   Years Ended June 30,
                                               ---------------------------

                                                   1999       1998      1997
                                                   ------    ------    ------

Net Income...................................... $  20,151  $18,729    $10,936
Other Comprehensive Income, Net of
  Income Taxes:
Unrealized (Losses)/Gains on Securities
   Available-for-Sale..........................    (14,758)   2,507      6,986
                                                 ------------------------------
Comprehensive Income............................ $   5,393  $21,236    $17,922
                                                 ==============================

            See accompanying notes to consolidated financial statements.



                   RELIANCE BANCORP, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)


                                                          Year Ended June 30,
                                                   --------------------------------

                                                        1999     1998      1997
                                                       ------   ------    ------
Cash Flows From Operating Activities:
 Net Income..........................................$ 20,151  $ 18,729   $ 10,936
 Adjustments to Reconcile Net Income to Net Cash
  Provided by Operating Activities:
   Provision for Loan Losses.........................     650     1,650        950
   Provision for Losses on Real Estate Owned ........      35        93        200
   Amortization of Premiums, Net.....................   2,060     2,755      1,448
   Net (Gain) Loss on Securities.....................    (118)        5       (172)
   Expense Charge Relating to Allocation and Earned
       Portions of Stock Plans.......................   3,120     3,705      2,521
   Amortization of Excess of Cost Over Fair Value of
        Net Assets Acquired .........................   4,564     4,218      3,404
   Amortization of Mortgage Servicing Rights.........     803       729        859
   Acquisition Related Tax Benefits not
     Previously Recognized...........................      --        --        562
   Depreciation and Amortization.....................   1,844     1,635      1,417
   Net Gain on Loans Sold............................    (134)      (44)       (28)
   Proceeds from Loans Sold..........................  28,240     8,473      7,303
   Net Gain on Sale of Real Estate Owned.............     (84)     (146)       (56)
   Decrease (Increase) in Accrued Interest
     Receivable, Net..................................  1,863    (1,837)      (728)
   Decrease (Increase) in Prepaid Expenses and
     Other Assets....................................   3,862    (1,345)     3,174
   Increase in Accrued Expenses and
     Other Liabilities...............................   3,251     2,670      7,164
                                                       ------    ------     ------
       Net Cash Provided by Operating  Activities....  70,107    41,290     38,954
                                                       ------    -------    ------

Cash Flows From Investing Activities:
(Originations and Purchased Loans) Net of
   Principal Payments...............................  (33,733)    5,417   (101,583)
 Purchases of Mortgage-Backed Securities
   Held-to-Maturity................................  (106,292) (147,163)       --
 Purchases of Mortgage-Backed Securities
   Available-for-Sale.............................   (730,157) (623,759)  (277,483)
 Proceeds from Sales of Mortgage-Backed
  Securities Available-for-Sale..................     322,180   190,245     59,810
 Principal Repayments from Mortgage-Backed
   Securities.....................................    488,009   351,591    123,823
 Proceeds from Call of Debt Securities............     38,145    12,500      7,313
 Proceeds from Sales of Debt and Equity
   Securities Available-for-Sale1.................      5,229     4,870      5,028
 Purchases of Debt Securities Available-for-Sale..... (24,743) (115,500)   (19,715)
 Purchases of Debt and Equity Securities
   Held-to-Maturity...............................    (11,138)     --       (5,007)
 Proceeds from Maturities of Debt Securities.........   3,400     1,205      1,350
 Purchases of Premises and Equipment.................  (2,837)   (1,623)    (1,734)
 Proceeds from Sale of Real Estate Owned ............   1,199     3,402      1,899
 Cash and Cash Equivalents Acquired from
   Continental Bank Acquisition......................      --     9,106        --
                                                      --------  -------   ---------
       Net Cash Used in Investing Activities......... (40,738) (309,709)  (206,299)
                                                      -------- ---------  ---------

Cash Flows from Financing Activities:
 (Decrease) Increase in Deposits.....................$(78,422) $ 55,717   $ 91,009
 (Decrease) Increase in Advance Payments by
    Borrowers for Taxes and Insurance...............   (3,407)      789        171
 Proceeds from FHLB Advances.........................1,095,981  143,336     60,000
 Repayment of FHLB Advances..........................(939,399)  (22,025)   (23,000)
 Proceeds from Reverse Repurchase Agreements......... 743,772 1,077,963  1,177,298
 Repayment of Reverse Repurchase Agreements..........(828,126)(1,002,606)(1,128,545)
 Proceeds from Capital Securities....................      --    50,000         --
 Purchases of Treasury Stock......................... (27,936)  (15,269)    (8,113)
 Net Proceeds from Issuance of Common Stock Upon
    Exercise of Stock Options........................     725     2,670        898
 Dividends Paid......................................  (6,398)   (5,725)    (4,578)
                                                       -------   ------- ----------
       Net Cash (Used in) Provided by
         Financing Activities.......................  (43,210)  284,850    165,140

Net (Decrease) Increase in Cash and Cash Equivalents. (13,841)   16,431     (2,205)
Cash and Cash Equivalents at Beginning of Year.......  47,096    30,665     32,870
                                                      -------    ------    -------

Cash and Cash Equivalents at End of Year.............$ 33,255  $ 47,096   $ 30,665
                                                       ======    =======    ======

Supplemental Disclosures of Cash Flow Information

Cash Paid During the Year for:
  Interest...........................................  $97,218  $ 85,449  $ 71,005
                                                        ======    ======    ======
  Income Taxes ......................................  $14,390  $ 11,077  $  4,745
                                                        ======    ======     =====

Non-cash Investing Activities:
 Transfers from Loans to Real Estate Owned........... $    571  $  3,654 $     929
                                                           ===     =====       ===

Supplemental Information to the Consolidated Statement of Cash Flows Relating to
Continental Bank Acquisition.

Non-cash investing and financing transactions relating to the Continental
Bank acquisition for the year ended June 30, 1998 not reflected in the Consolidated Statement of Cash Flows are listed below:


                                                                  1998
                                                              -----------
Fair Value of Assets Acquired, Excluding Cash and Cash
   Equivalents Acquired..............................         $ 168,240
Liabilities Assumed..................................          (171,083)
Excess of Cost Over Fair Value of Net Assets Acquired            17,691
Stock Consideration..................................           (23,954)
                                                               ---------
Cash and Cash Equivalents Acquired...................         $  (9,106)
                                                                =======


            See accompanying notes to consolidated financial statements.




                   RELIANCE BANCORP, INC. AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Reliance and subsidiary conform to generally accepted accounting principles and to general practice within the financial institution industry. The following is a description of the more significant policies which the Company follows in preparing and presenting its consolidated financial statements.

(a)  Basis of Presentation
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Reliance Federal Savings Bank. All significant intercompany transactions and balances are eliminated in consolidation.

As more fully discussed in Note 3, Reliance Bancorp Inc., a Delaware corporation, was organized by the Bank for the purpose of acquiring all of the capital stock of the Bank pursuant to the conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank. The Company is subject to the financial reporting requirements of the Securities and Exchange Act of 1934, as amended.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statements of condition and income and expense for the years presented. Estimates that are susceptible to change include primarily the determination of the allowances for losses on loans and the valuation of real estate acquired in connection with foreclosures.

(b)  Cash and Cash Equivalents
For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and repurchase agreements with an original term to maturity of less than three months.

(c)  Securities Available-for-Sale
The Company follows Statement of Financial Accounting Standards ("SFAS") No.115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires securities, including debt, equity and mortgage-backed securities, classified as available-for-sale to be recorded at estimated fair value with changes in unrealized gains or losses reported net of tax as a separate component in stockholders' equity.

Debt securities are classified as available-for-sale when management intends to hold the securities for indefinite periods of time or when the securities may be utilized for tactical asset/liability management strategy and may be sold from time to time to effectively manage interest rate exposure and resultant prepayment risk and liquidity needs. Premiums and discounts are amortized or accreted, respectively, using the level-yield method. Readily marketable equity securities are also classified as available-for-sale. Gains or losses on the sales of the securities are recognized when sold using the specific identification method.

(d)  Debt and Equity Securities Held-to-Maturity
Debt and equity securities classified as held-to-maturity are carried at cost unless there is a permanent impairment of value, at which time they are valued at the lower of cost or market value resulting in a new cost basis for the security. The debt securities are adjusted for amortization of premiums and accretion of discounts over the term of the security using the level-yield method. The Company currently has the ability and intent to hold the debt securities until maturity. Equity securities classified held-to-maturity are not readily marketable.

(e)  Mortgage-Backed Securities Held-to-Maturity
Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. Mortgage-backed securities held-to-maturity are carried at current unpaid principal balances, adjusted for unamortized premiums and unaccreted discounts. Premiums are amortized and discounts are accreted to income over the estimated life of the respective securities using the level-yield method. The Company currently has the ability and intent to hold the securities until maturity.

(f)  Loans
Loans are stated at the principal amount outstanding, less unearned discounts and net deferred loan origination fees, if applicable. Interest on loans is credited to income based on the principal amount outstanding during the period. Gains and losses on the sale of loans are determined using the specific identification method.

Interest on loans is recognized on the accrual basis. Loans are placed on nonaccrual status when principal or interest becomes 90 days or more past due for mortgage loans and commercial loans and 120 days past due for other loans, unless the obligation is both well secured and in the process of collection. Accrued interest receivable previously recognized is reserved when a loan is placed on nonaccrual status. Loans remain on nonaccrual status until principal and interest payments are current or the obligation is considered both well secured and in the process of collection. A loan is considered a troubled debt restructuring when changes, such as reduction in interest rates or deferral of interest or principal payments, are made to contractual terms due to a borrower's weakened financial condition.

The Company defers loan origination fees on multi-family loans, less certain direct costs, and subsequently recognizes them as an adjustment of the loan's yield over the contractual life of the loan using the level-yield method or, in the case of loans with below-market introductory rates, generally over the applicable introductory period, using the interest method.

The Company follows SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures". Under SFAS No. 114 and SFAS No. 118, a loan is considered impaired when, based upon current information and events, it is probable that a creditor will be unable to collect all amounts due including principal and interest, according to the contractual terms of the loan agreement. These statements require that impaired loans that are within their scope be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or as a practical expedient, at the loan's current observable market price, or the fair value of the collateral if the loan is collateral dependent. The amount by which the recorded investment of an impaired loan exceeds the measurement value is recognized by creating a valuation allowance through a charge to the provision for loan losses. Interest income received on impaired loans is recognized on a cash basis.

(g)  Allowance for Loan Losses
A provision for loan losses charged to income is reflected as an addition to a valuation allowance which is netted against loans receivable. Management's periodic evaluation of the adequacy of the valuation allowance considers the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations which may affect the borrower's ability to repay, estimated value of the underlying collateral and the current real estate markets and economic condition in the Bank's lending areas. In addition, the Bank's regulators, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans and real estate. Accordingly, the Bank may be required to take certain charge-offs and recognize additions to the allowance based on the regulators' judgments concerning information available to them during their examination.

(h)  Office Properties and Equipment
Land is carried at cost. Buildings, leasehold improvements, furniture and fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided on a straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is being amortized using the straight-line method over the shorter of the term of the related leases or the estimated useful lives.

(i) Excess of Cost Over Fair Value of Net Assets Acquired The excess of cost over the fair value of net assets acquired in the acquisitions of the Bank of Westbury, Sunrise Bancorp, Inc. and Continental Bank is amortized using the straight line method over fifteen years. The excess of cost over the fair value of net assets acquired is evaluated periodically by the Company for impairment in response to changes in circumstances or events.

(j)  Real Estate Owned
Real estate acquired through foreclosure is recorded at the lower of cost (unpaid loan balance plus foreclosure costs) or fair market value at the time of acquisition. The carrying value of individual properties is subsequently adjusted to the extent it exceeds estimated fair market value less costs to sell. Operating expenses of holding real estate, net of related income, are charged against income as incurred. Gains on sales of real estate are recognized when down payment and other requirements are met; otherwise such gains are deferred and recognized on the installment method of accounting. Losses on the disposition of real estate, including expenses incurred in connection with the disposition, are charged to income. A valuation allowance is maintained through provisions for real estate losses charged to income for any decrease in the fair value of property less costs to sell, which is netted against real estate owned.

(k)  Taxes on Income
The Company files a calendar-year Federal income tax return on a consolidated basis with its subsidiary.

The Company follows SFAS No. 109, "Accounting for Income Taxes" which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and tax bases of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

(l) Employee Benefits
The Bank's pension plan is non-contributory and covers substantially all eligible employees. The plan conforms to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Bank's policy is to accrue for all pension costs and to fund the maximum amount allowable for tax purposes. In the interest of maintaining a comprehensive benefit package for employees, the Bank periodically evaluates the overall effectiveness and economic value of the pension plan. Based on an evaluation of the pension plan in fiscal 1998, the Bank concluded that future benefit accruals under the plan would cease, or "freeze" on May 31, 1998. In its stead, Reliance Federal Savings Bank 401(k) Retirement Savings Plan (the "401(k) Plan") was formed. Effective June 1, 1998, all Reliance Federal Savings Bank employees who are at least 21 years of age and have completed one year of service are eligible to participate in the 401(k) Plan.

Actuarial gains and losses that arise from changes in assumptions concerning future events, used in estimating pension costs, have been amortized over a period that reflects the long range nature of pension expense. However, as a result of the freezing of the plan, the Bank recognized a curtailment gain in fiscal 1998. (See Note 17).

The Company follows AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6") to account for the established Employee Stock Ownership Plan ("ESOP"). SOP 93-6 requires that compensation expense be recognized for shares committed to be released to directly compensate employees equal to the fair value of the shares committed. In addition, SOP 93-6 requires that leveraged ESOP debt and related interest expense be reflected in the employer's financial statements. The application of SOP 93-6 results in fluctuations in compensation expense as a result of changes in the fair value of the Company's common stock; however, such compensation expense fluctuations result in an offsetting adjustment to paid in capital. Therefore, total stockholders' equity is not affected.

The Bank follows SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 applies to all transactions in which an entity acquires goods or services by issuing equity instruments or by incurring liabilities where the payment amounts are based on the entity's common stock price, except for employee stock ownership plans. SFAS No. 123 established a fair value-based method of accounting for stock-based compensation arrangements with employees, rather than the intrinsic value-based method that is contained in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). SFAS No. 123 does not require an entity to adopt the new fair value-based method for purposes of preparing its basic financial statements; an entity is allowed to continue to use the APB No. 25 method for preparing its basic financial statements. The Company has chosen to continue to use the APB No. 25 method, however, SFAS No. 123 requires presentation of pro forma net income and earnings per share information, in the notes to the financial statements, as if the fair value-based method had been adopted.

(m)   Treasury Stock
Repurchases of common stock are recorded as treasury stock at cost.

(n)   Comprehensive Income
 The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 requires that all items that are components of "comprehensive income" be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is defined as "the change in equity [net assets] of a business enterprise during a period from transactions and other events and circumstances from nonowner sources." It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company adopted the provisions of SFAS No. 130 during the first quarter of fiscal 1999 and as such was required to (a) classify items of other comprehensive income by their nature in a financial statement; (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section in the statement of financial condition and (c) reclassify prior periods presented. As the requirements of SFAS No. 130 are disclosure-related, its implementation had no impact on the Company's financial condition or results of operations.

(o)  Earnings Per Share
The Company follows SFAS No. 128, "Earnings per Share" which specifies the computation, presentation and disclosure requirements for earnings per share ("EPS") for entities with publicly held common stock or potential common stock. This statement simplifies the standard for computing EPS previously found in Accounting Principles Board Opinion No. 15 ("APB No. 15"). It replaces the presentation of primary EPS with a presentation of basic EPS and the presentation of fully diluted EPS with a presentation of diluted EPS. Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period, adjusted for the unallocated portion of shares held by the ESOP in accordance with SOP 93-6. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Potential common stock due to the dilutive effect of stock options is computed using the treasury stock method. SFAS No. 128 was effective for financial statements issued for periods ending after December 15, 1997 and requires the restatement of all prior-period EPS data presented. The Company adopted SFAS No. 128 effective December 31, 1997.

(p)  Segment Reporting
During fiscal 1999, the Company adopted Statement of Financial Accounting Standards No.131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires public companies to report certain financial information about significant revenue-producing segments of the business for which such information is available and utilized by the chief operating decision maker. Specific information to be reported for individual operating segments includes a measure of profit and loss, certain revenue and expense items, and total assets. As a community-oriented financial institution, substantially all of the Company's operations involve the delivery of loan and deposit products to customers. Management makes operating decisions and assesses performance base on an ongoing review of these community banking operations, which constitute the Company's only operating segment for financial reporting purposes under SFAS No.131.

2.  SUBSEQUENT EVENT

ACQUISITION OF RELIANCE BANCORP, INC. BY NORTH FORK BANCORPORATION, INC.

On August 30, 1999, the Company announced that it had signed a definitive Agreement and Plan of Merger, dated as of August 30, 1999, with North Fork Bancorporation, Inc. NFB is the bank holding company parent of North Fork Bank and Trust Company, a New York State chartered stock commercial bank. The Merger Agreement provides, among other things, that Reliance will merge with and into NFB, with NFB being the surviving corporation.

Pursuant to the Merger Agreement, each share of Reliance common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will be converted into and become the right to receive 2.0 shares of NFB common stock, par value $2.50 per share.

The Merger will be structured as a tax-free reorganization and will be accounted under the purchase method of accounting. Consummation of the Merger is subject to the satisfaction of certain customary conditions, including approval of the Merger Agreement by the stockholders of Reliance and approval of the appropriate regulatory agencies. Following consummation of the Merger, the Bank will be merged with and into North Fork Bank and Trust Company. It is anticipated that the Merger will be completed in 2000.

Reliance has the right to terminate the Merger Agreement if the closing price of NFB's shares decline beyond a specified price and index, unless NFB elects to increase the Merger Consideration to be received by Reliance's stockholders as set forth in the Merger Agreement.

The Merger Agreement also provides that options to purchase shares of Reliance Common Stock under Reliance's stock option plans that are outstanding at the Effective Time shall be converted into options to purchase shares of NFB Common Stock in accordance with the procedure set forth in the Merger Agreement. In connection with the Merger Agreement, Reliance granted to NFB a stock option pursuant to a Stock Option Agreement, dated as of August 30, 1999, which, under certain defined circumstances, would enable NFB to purchase up to 19.9% of Reliance's issued and outstanding shares of common stock. The Stock Option Agreement provides that the total profit receivable thereunder may not exceed $17.4 million plus reasonable out-of-pocket expenses.

3.  STOCK FORM OF OWNERSHIP

On September 16, 1993, the Board of Directors of the Bank adopted a Plan of Conversion to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank with the concurrent formation of a holding company. As part of the conversion, the Company was incorporated under Delaware law on November 16, 1993. The Company completed its initial public offering on March 31, 1994 and issued 10,750,820 shares of common stock resulting in net proceeds of approximately $103.6 million. The Company retained $51.8 million of the net proceeds and used the remaining net proceeds to purchase all of the outstanding stock of the Bank. The financial position and results of operations of the Company as of and for the year ended June 30, 1999, 1998 and 1997 are presented in Note 22.

On November 6, 1998, the Company completed its seventh five percent stock repurchase plan purchasing 500,000 shares at an aggregate cost of $13.9 million. The Company also announced its eighth stock repurchase plan to repurchase up to 500,000 of the Company's outstanding shares. As of June 30, 1999, 146,207 shares under this program were repurchased at an aggregate cost of $4.1 million. During fiscal years 1999, 1998 and 1997, the Company repurchased total shares of 1,040,207, 460,973 and 442,182, respectively, at an aggregate cost of $27.9 million, $15.3 million and $8.1 million, respectively.

At the time of the conversion, the Bank established a liquidation account with a balance equal to its retained earnings reflected in its statement of condition. The balance in the liquidation account at June 30, 1999 and 1998 was approximately $18.3 million and $21.4 million, respectively. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

The Company may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements, the amount required for the liquidation account, or if such declaration and payment would otherwise violate regulatory requirements. During fiscal 1999, the Company declared cash dividends totaling $6.5 million.

4.  ACQUISITION

ACQUISITION OF CONTINENTAL BANK

On October 17, 1997, the Company completed the acquisition of Continental Bank ("Continental"), a commercial bank with two full service banking offices located in Nassau and Suffolk counties in Long Island, New York, a commercial lending facility and five check cashing facilities ("Money Centers") in Manhattan. The transaction was accounted for as a purchase. Under the terms of the merger, Reliance issued 1.10 shares (1,013,909 shares) of its common stock for each outstanding common share of Continental. The cost of the acquisition was approximately $24.4 million. Assets acquired in the transaction, principally loans and mortgage-backed securities aggregated $177.8 million and liabilities assumed, substantially all deposits and borrowings, aggregated $171.1 million. The excess of cost over fair value of net assets acquired in the transaction was $17.7 million, which is being amortized on a straight line basis over 15 years.

5.  MONEY MARKET INVESTMENTS

Money market investments generally have original maturities of three months or less, and at 1998 consist solely of securities purchased under agreements to resell (repurchase agreements). There were no money market investments at June 30,1999. These agreements represent short-term loans and are reflected as an asset in the consolidated statements of condition. The same securities are to be resold at maturity of the repurchase agreements.

Securities purchased under repurchase agreements averaged $1.4 million for the year ended June 30, 1999 and $4.5 million for the year ended June 30, 1998. The maximum amount of such agreements outstanding at any month-end during the fiscal year ended June 30, 1999 and 1998 was $8.0 million and $23.0 million, respectively.

6. DEBT AND EQUITY SECURITIES

A summary of the amortized cost and estimated market values of debt and equity securities are as follows:



                                                       June 30, 1999
                                           ---------------------------------------

                                                          Gross        Gross      Estimated
                                            Amortized   unrealized   unrealized    market
                                              cost        gain         loss         value
                                          -------------------------------------------------
                                                           (In thousands)

HELD-TO-MATURITY:
U.S. Government Agency Obligations..........$  8,885      $    3      $     --        $  8,888
Obligation of New York State................     390           2            --             392
FHLB Stock................................. . 19,560          --            --          19,560
                                             ------           --            --          ------

                                            $ 28,835      $    5      $     --        $ 28,840
                                            ========      ======      ========        ========
AVAILABLE-FOR-SALE:
U.S. Government Agency Obligations..........$ 10,000      $   10      $     --        $ 10,010
Corporate Obligations...................... .113,855         138        (2,712)        111,281
Marketable Equity Securities................   1,177          19          (319)            877
                                            --------      ------      ---------       --------

                                            $125,032      $  167      $ (3,031)       $122,168
                                            ========      ======      =========       ========


                                                         June 30, 1998
                                           -------------------------------------------

                                                          Gross        Gross      Estimated
                                            Amortized   unrealized   unrealized    market
                                              cost        gain         loss         value
                                          -------------------------------------------------
                                                           (In thousands)

HELD-TO-MATURITY:
U.S. Government Agency Obligations..........$ 22,493      $  293      $     --        $ 22,786
Obligation of New York State................     390          27            --             417
FHLB Stock..................................  17,306          --            --          17,306
                                            --------       -----      --------        --------
                                            $ 40,189      $  320      $     --        $ 40,509
                                            ========      ======      ========        ========

AVAILABLE-FOR-SALE:
U.S. Government Agency Obligations..........$ 29,031      $  260      $    (1)        $ 29,290
Corporate Obligations...................... .103,070         343         (246)         103,167
Marketable Equity Securities................   2,419          31           --            2,450
                                            --------      ------      --------        ---------
                                            $134,520      $  634      $  (247)        $134,907
                                            ========      ======      ========        =========



The amortized cost and estimated market value of debt and equity securities at June 30, 1999 and 1998, by contractual maturity, are shown below:

                                          June 30, 1999                                    June 30, 1998
                           ----------------------------------------------     -----------------------------------------------
                            Held-to-maturity          Available-for-sale       Held-to-maturity        Available-for-sale
                           --------------------      --------------------    -------------------     -----------------------
                                        Estimated              Estimated                 Estimated                  Estimated
                           Amortized      market    Amortized   market        Amortized   market       Amortized     market
                              cost        value       cost      value           cost      value          cost        value
                           ---------     -------    ---------   --------      ---------   -------      ---------    --------
                                                                (In thousands)
Due in One Year or Less..  $   390       $   392     $    --    $    --       $  2,493    $  2,499      $   5,892   $   5,902
Due After One Year
  Through Five Years....        --            --       2,046       1,970           390         417         18,466      18,493
Due After Five Years
  Through Ten Years.....     8,885         8,888      32,753      32,901        20,000      20,287         13,144      13,378
Due After Ten Years.....        --            --      89,056      86,420           --          --          94,599      94,684
Equity Securities.......    19,560        19,560       1,177         877        17,306      17,306          2,419       2,450
                           -------       -------      ------    --------      --------    --------      ---------    --------
                           $28,835       $28,840    $125,032    $122,168       $40,189    $ 40,509     $ 134,520    $ 134,907
                           ========      =======    ========    ========      ========    ========     ==========   =========

In fiscal 1999, 1998 and 1997 gross proceeds from the sale of debt and equity securities available-for-sale totaled $15.2 million, $4.9 million and $5.0 million, respectively. For fiscal 1999, 1998 and 1997 gross realized gains totaled $172,000, $11,000 and $17,000, respectively, and gross realized losses totaled $127,000, $0, and $16,000, respectively.

7.  MORTGAGE-BACKED SECURITIES


The amortized cost and estimated market values of mortgage-backed securities are summarized as follows:


                                                       June 30, 1999
                                           ---------------------------------------

                                                          Gross        Gross      Estimated
                                            Amortized   unrealized   unrealized    market
                                              cost        gain         loss         value
                                          -------------------------------------------------
                                                           (In thousands)

HELD- TO-MATURITY:
Pass-through Certificates Guaranteed by:
      GNMA................................$  55,782     $   1,056     $     --    $   56,838
      FHLMC...............................    7,792           148           --         7,940
      FNMA................................   28,228           269          (16)       28,481
      REMICs:
             Agency Issuance..............   91,476            27       (4,289)       87,214
             Private Issuance.............   72,639            15         (894)       71,760
                                           --------     ---------     ---------   ----------
                                           $255,917     $   1,515     $ (5,199)   $  252,233
                                           ========     =========     =========   ==========

AVAILABLE-FOR-SALE:
Pass-through Certificates Guaranteed by:
      GNMA................................ $285,238     $     601     $ (2,528)   $  283,311
      FHLMC...............................   48,259           403         (152)       48,510
      FNMA................................   83,555           160         (707)       83,008
      REMICs:
            Agency Issuance...............  160,742            47       (5,884)      154,905
            Private Issuance..............  373,053            13       (7,762)      365,304
                                           --------     ---------     ---------   ----------
                                           $950,847     $   1,224     $(17,033)   $  935,038
                                           ========     =========     =========   ==========


                                                       June 30, 1998
                                           ---------------------------------------

                                                          Gross        Gross      Estimated
                                            Amortized   unrealized   unrealized    market
                                              cost        gain         loss         value
                                          -------------------------------------------------
                                                           (In thousands)

HELD- TO-MATURITY:
Pass-through Certificates Guaranteed by:
      GNMA................................ $ 78,106     $   2,126     $    --     $   80,232
      FHLMC...............................   10,304           267          --         10,571
      FNMA................................   33,949           959          --         34,908
      REMICs:
             Agency Issuance..............   53,021            85        (307)        52,799
             Private Issuance.............   73,879           353        (410)        73,822
                                             ------     ---------     --------    ----------
                                           $249,259     $   3,790     $  (717)    $  252,332
                                           ========     =========     ========    ==========
AVAILABLE-FOR-SALE:
Pass-through Certificates Guaranteed by:
      GNMA................................$ 187,562     $   2,732     $   (47)       190,247
      FHLMC...............................  118,982         1,702          (7)       120,677
      FNMA................................  140,597         1,618         (32)       142,183
      REMICs:
            Agency Issuance...............  128,113           198         (39)       128,272
            Private Issuance..............  358,033         1,404        (469)       358,968
                                            -------     ----------    --------    ----------
                                          $ 933,287     $   7,654     $  (594)    $  940,347
                                           ========     =========     ========    ==========

In fiscal 1999, 1998 and 1997 gross proceeds from the sale of mortgage-backed securities available-for-sale totaled $322.2 million, $190.2 million and $59.8 million, respectively. For fiscal 1999, 1998 and 1997 gross realized gains totaled $1.2 million, $540,000 and $466,000, respectively, and gross realized losses totaled $1.1 million, $556,000 and $295,000, respectively.

8.  LOANS RECEIVABLE

Loans receivable, net are summarized as follows:

                                                              June 30,
                                                    --------------------------

                                                          1999         1998
                                                        ----------   ---------
                                                             (In thousands)

 Mortgage Loans:
     One- to four-family.............................. $  434,237   $ 492,804
     Multi-family.....................................    316,115     243,070
     Commercial Real Estate...........................     48,104      43,624
     Co-op............................................      5,872       7,516
     Construction.....................................      7,515       4,879
                                                          -------    --------
                                                          811,843     791,893
Less:
     Unearned Discount, Premiums and
     Deferred Loan Origination Fees, Net..............       (949)       (942)
                                                       -----------  ----------
          Total Mortgage Loans........................    810,894     790,951
                                                         --------     -------

Commercial Loans:
     Asset Based Loans................................     11,056      21,339
     Other Commercial Loans...........................     33,893      28,548
                                                          -------     -------
          Total Commercial Loans......................     44,949      49,887
                                                          -------     -------

Consumer and Other Loans:
     Home Equity Lines of Credit......................     85,576      93,862
     Guaranteed Student Loans.........................     12,791      15,262
     Home Equity Loans................................     21,530      19,050
     Loans on Deposit Accounts........................      4,788       5,416
     Other Loans......................................      2,065       3,622
                                                         --------    --------
                                                          126,750     137,212
    Deferred Loan Origination Costs, Net..............        600         688
                                                        ---------    --------
          Total Consumer and Other Loans..............    127,350     137,900
                                                          -------     -------
Less:
     Allowance for Loan Losses........................     (9,120)     (8,941)
                                                         ---------  ---------
                                                        $ 974,073   $ 969,797
                                                        =========   =========


                                                            June 30,
                                                      -----------------------
                                                           1999       1998
                                                         --------   --------
                                                            (In thousands)

   Commitments Outstanding:
     Mortgage Loans...................................    $ 40,412   $ 33,386
     Consumer and Other Commercial Loans..............    $  4,793   $  7,056
     Unused Consumer Lines of Credit..................    $ 52,014   $ 53,361
     Unused Commercial Lines of Credit................    $ 18,105   $ 22,622

At June 30, 1999 and 1998, the Company had commitments to sell loans of $2.2 million and $3.7 million, respectively. At June 30, 1999 and 1998, the Company had no commitments to purchase loans.


The principal balance of loans in arrears three months or more:

                                                   June 30,
                                        ------------------------------
                                              1999                1998
                                         ----------             --------

                                          No. of              No. of
                                           loans   Amount     loans    Amount
                                                 (Dollars in thousands)

One- to four-family Mortgages............    44   $ 3,693         70   $ 6,256
Consumer and Other Loans.................    59       564         62       517
Commercial Real Estate...................     8     1,868          7     1,962
Commercial...............................    10       433          9       567
                                           ----     -----       ----      ----
                                            121   $ 6,558        148   $ 9,302
                                            ===     =====        ===     =====

Interest income that would have been recorded under the original terms of loans classified as non-accrual and interest income actually recognized are as follows:

                                                    Year Ended June 30,
                                                -----------------------------

                                                      1999     1998     1997
                                                     ------   ------   ------
                                                            (In thousands)

Interest Income that would have been Recorded......   $ 792   $1,159    $ 838
Interest Income Recognized.........................    (294)    (360)    (265)
                                                       -----   ------   ------
Interest Income Foregone...........................   $ 498   $  799    $ 573
                                                       =====     ===      ===

In accordance with SFAS No. 114, the Company deems certain loans impaired when, based upon current information and events, it is probable that the Company will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. SFAS No. 114 generally does not apply to large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, such as one- to four-family mortgage loans and consumer loans. Loans individually reviewed for impairment by the Company are limited to multi-family loans, commercial loans, construction and land loans, loans modified in a troubled debt restructuring and selected large one- to four-family loans. Examples of measurement techniques utilized by the Company include present value of expected future cash flows, the loan's market price if one exists, and the estimated fair value of the collateral.

At June 30, 1999, 1998 and 1997 the Company had seven, four and four impaired commercial real estate loans totaling $1.6 million, $1.9 million and $2.9 million, respectively, with no related allowance. The Company had 10 impaired commercial loans totaling $433,000 and $567,000, respectively, at June 30, 1999 and 1998 and no impaired commercial loans at June 30, 1997, with no related allowances. The Company's average recorded investment in impaired loans for the years ended June 30, 1999, 1998 and 1997 was $2.5 million, $2.5 million and $1.9 million, respectively. The Company did not recognize any interest income on impaired loans for the years ended June 30, 1999, 1998 and 1997.

The Bank generally originates fixed rate loans with terms greater than 15 years for sale to FHLMC, FNMA or other secondary market investors. At June 30, 1999 and 1998, there were no fixed rate loans classified as held for sale.

Included in mortgage loans at June 30, 1999 and 1998 are $408.8 million and $425.2 million, respectively, of adjustable rate mortgage loans.

Proceeds from the sale of first mortgage loans were $28.2 million, $8.5 million and $7.3 million during the fiscal years ended June 30, 1999, 1998 and 1997, respectively. Gross realized gains and losses resulting from sale of first mortgage loans were as follows:

                                               Year Ended June 30,
                                        -------------------------------
                                            1999      1998      1997
                                         -----------------------------
                                                    (In thousands)
Gross Realized Gains...............         $144     $ 44      $ 31
Gross Realized Losses..............          (10)      --        (3)
                                            ----     ----      ----
                                            $134     $ 44      $ 28
                                            ===      ====      ====


The Bank services mortgage loans for investors which are not included in the accompanying consolidated statements of condition. A summary of the principal balances, custodial escrow, servicing income and number of loans serviced for others by the Bank are as follows:


                                                       Year Ended June 30,
                                              ------------------------------------
                                                      1999       1998       1997
                                                     -------   --------   --------
                                                        (Dollars in thousands)

Principal Balances.................................$ 298,635    $355,149   $ 410,229
Custodial Escrow...................................  $ 3,242    $  4,290   $   4,493
Servicing Income (Excludes MSR Amortization).......    $ 959    $  1,183   $   1,399
Number of Loans....................................    5,186       6,085       6,842

Fees earned for servicing loans are reported as income when the related mortgage payments are collected. Mortgage Servicing Rights ("MSRs") are amortized as a reduction to loan service fee income on a method that approximates the level-yield basis over the estimated remaining life of the underlying mortgage loans. MSRs are carried at fair value and impairment, if any, is recognized through a valuation allowance. For the year ended June 30, 1999 and 1998, no impairment existed in the MSRs and as a result, no valuation allowance was required.

MSR activity is summarized as follows:

                                               Year Ended June 30,
                                          --------------------------------
                                              1999       1998      1997
                                             ------    ------     ------
                                                   (In thousands)
Balance at Beginning of the Year.........    $ 2,317   $ 3,046   $ 3,905
Amortization.............................       (803)     (729)     (859)
Balance at End of the Year...............    $ 1,514   $ 2,317   $ 3,046

9.  ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses is summarized as follows:

                                               Year Ended June 30,
                                        ---------------------------------
                                            1999     1998     1997
                                           ------   ------   ------
                                                 (In thousands)
Balance at Beginning of the Year.......... $ 8,941   $ 5,182  $ 4,495
Provision for Loan Losses................      650     1,650      950
Allowances of Acquired Institutions......      --      2,745       --
Charge-offs..............................     (513)     (773)    (306)
Recoveries................................      42       137       43
Balance at End of the Year................ $ 9,120   $ 8,941  $ 5,182

10.  REAL ESTATE OWNED

Real estate owned, net is summarized as follows:

                                                            June 30,
                                                       ------------------
                                                         1999      1998
                                                         ----      ----
                                                           (In thousands)
One- to four-family Residences.....................       $ 185    $ 505
Co-ops.............................................          63       73
Commercial.........................................          --      300
Allowance for Losses on Real Estate Owned..........         (71)    (123)
                                                           -----    -----
                                                          $ 177    $ 755
                                                          =====    =====

Results of operating real estate owned for the years ended June 30, 1999, 1998 and 1997 are summarized as follows:

                                                      Year Ended June 30,
                                                   --------------------------
                                                    1999      1998     1997
                                                   ------    ------   ------
                                                           (In thousands)
Net Gain on Sale on Real Estate Owned.............. $   84    $  146   $   56
Net Expenses of Holding Property...................    (160)    (271)    (239)
Provision for Losses...............................     (35)     (93)    (200)
                                                       -----    -----   ------
                                                    $  (111)  $ (218)  $ (383)
                                                     =======   ======   ======

Activity in the allowance for losses in real estate owned is summarized as follows:

                                                      Year Ended June 30,
                                                   --------------------------
                                                       1999     1998     1997
                                                       -----   ------   ------
                                                             (In thousands)
Balance at Beginning of the Year...................  $  123    $ 334    $ 768
Provision for Losses...............................      35       93      200
Charge-offs........................................     (87)    (304)    (634)
                                                        ----    -----    -----
Balance at End of the Year.........................    $ 71    $ 123    $ 334
                                                         ==      ===      ===

11.  ACCRUED INTEREST RECEIVABLE

Accrued interest receivable, net is summarized as follows:

                                                                 June 30,
                                                             ----------------
                                                               1999     1998
                                                                (In thousands)
Debt Securities....................................          $    932  $ 1,708
Mortgage-Backed Securities.........................             6,533    7,137
Loans Receivable, Net of Reserves for Uncollectible
  Interest of $1,078 and $1,293, respectively......             5,630    6,113
                                                               ------   ------
                                                              $13,095  $14,958
                                                              =======  =======

12.  OFFICE PROPERTIES AND EQUIPMENT

A summary of office properties and equipment, net is as follows:

                                                                June 30,
                                                          -------------------
                                                               1999     1998
                                                               ----     ----
                                                               (In thousands)
Land...............................................         $  4,489  $ 4,489
Buildings..........................................           10,943   10,477
Furniture, Fixtures and Equipment..................           15,852   13,853
Leasehold Improvements.............................            4,649    4,407
Capital Lease......................................            1,470    1,470
                                                              ------   ------

Office Properties and Equipment, at Cost...........           34,403   34,696
Accumulated Depreciation and Amortization..........          (21,035) (19,260)
                                                            --------- --------
                                                            $ 16,368  $15,436
                                                            ========  =======

In October 1989, the Bank sold a building used for a branch operation located in Jamaica, New York for approximately $2.3 million, and subsequently leased back a portion of the building to conduct the branch operation. The Bank received approximately $2.0 million in cash from the transaction, after expenses of the sale, which generated a gain of approximately $1.1 million. The gain has been deferred and is being amortized over the twelve-year lease period. Deferred gain on sale amounted to approximately $217,000 and $311,000 at June 30, 1999 and 1998,
respectively, and is included in accrued expenses and other liabilities. The leaseback is recorded as a capital lease in the amount of $1.5 million at June 30, 1999 and 1998 (refer to the above table) and the related obligation under capital leases of $387,000 and $535,000, respectively, at June 30, 1999 and 1998 is reflected in accrued expenses and other liabilities.

Depreciation and amortization of office properties and equipment, included in occupancy and equipment expense, was approximately, $1.8 million, $1.6 million and $1.4 million for the fiscal years ended June 30, 1999, 1998 and 1997, respectively.

13.  DEPOSITS

Deposits are summarized as follows:


                                                              June 30,
                                   --------------------------------------------------------------------------
                                                   1999                                     1998
                                  ---------------------------------------- -----------------------------------
                                     Weighted                              Weighted
                                      average                              average
                                       rate       Amount     Percent         rate       Amount       Percent
                                                          (Dollars in thousands)
NOW..............................      1.39%    $  102,473      7%           1.52%    $   104,955      7%
Passbook.........................      2.00        451,961     29            2.22         443,745     27
Money Market.....................      2.00         87,777      6            2.22          92,815      6
Certificates of Deposit..........      5.56        842,778     54            5.56         934,558     57
Non-Interest Bearing Demand Deposit     --          64,430      4             --           52,225      3
                                                -----------   ---                     -----------     --
                                                $1,549,419    100%                    $ 1,628,298    100%
                                                ===========   ====                    ===========    ====

                                                                     June 30,
                                                      ----------------------------------------------
                                                               1999                      1998
                                                               -----                     ----
                                                       Amount      Percent         Amount     Percent
                                                                     (Dollars in thousands)
Contractual Maturity of Certificates of
  Deposit Accounts:
   Under 12 months........................           $ 710,722       84%          $ 797,860      85%
   Over 12 months to 36 months............             118,147       14             112,097      12
   Over 36 months.........................              13,909        2              24,601       3
                                                      --------      ---           ---------     ---
                                                     $ 842,778      100%          $ 934,558     100%
                                                     =========      ====          =========     ===

The aggregate amount of certificates of deposit accounts with a minimum denomination of $100,000 was approximately $81,181,000 and $78,052,000 at June 30, 1999 and 1998, respectively.


Interest expense on deposits is summarized as follows:

                                                Year Ended June 30,
                                          ------------------------------------
                                                  1999      1998       1997
                                                  ----      ----       ----
                                                         (In thousands)
NOW............................................ $   1,608  $   1,257  $  1,041
Passbook.......................................     9,175     10,439    10,937
Money Market...................................     1,879      2,249     2,493
Certificates of Deposit........................    49,310     49,487    39,668
                                                ---------  ---------  --------
                                                $  61,972  $  63,432  $ 54,139
                                                =========  =========  ========

On September 30, 1996, Congress passed, and the President signed, legislation that recapitalized the Savings Association Insurance Fund (the "SAIF"). Under the major provisions of the legislation, savings institutions, such as the Bank, were assessed a one-time assessment of 65.7 basis points per $100 of insured SAIF deposits. The Company recorded a one-time pre-tax charge of $8.25 million during the first quarter of fiscal year 1997.

14.  BORROWED FUNDS

The Bank was obligated for borrowings as follows:


                                                June 30, 1999           June 30, 1998
                                          -------------------------------------------------
                                               Weighted               Weighted
                                                average               average
                                                 rate       Amount      rate      Amount
                                               ---------    -------   --------    -------
                                                           (Dollars in thousands)
    Advances from FHLB - NY...............      5.27%     $ 338,718     5.49%    $ 182,136
    Reverse Repurchase Agreements.........      5.23        313,716     5.64       398,070
    Company Obligated Mandatorily
       Redeemable Capital Securities
       of Reliance Capital Trust I........      8.17         50,000     8.17        50,000
                                                          ---------               --------
                                                          $ 702,434              $ 630,206
                                                          =========              =========


Information concerning borrowings under reverse repurchase agreements is summarized as follows:

                                               At or for the Year Ended
                                              June 30, 1999     June 30, 1998
                                              -------------     -------------
                                                    (Dollars in thousands)
Average Balance during the Year...........     $ 276,748     $ 309,618
Average Interest Rate during the Year.....          5.57%         5.79%
Maximum Month-end Balance during the Year..    $ 350,060     $ 398,070

Mortgage-Backed Securities Pledged
  as Collateral under Reverse
  Repurchase Agreements at Year End:
     Carrying Value.......................     $ 339,052     $ 418,883
     Estimated Market Value...............     $ 334,736     $ 421,931

FHLB advances and reverse repurchase agreements at June 30, 1999 have contractual maturities as follows:

                                                    Reverse
                        Year Ended      FHLB       Repurchase
                        June 30,       Advances    Agreements
                        -----------    --------    ----------
                                     (In thousands)
                          2000      $  72,000      $ 171,156
                          2001         20,000             --
                          2002         62,622         67,560
                          2003              --        75,000
                          2004             --             --
                    Thereafter        184,096             --
                                      -------       --------
                         Total       $338,718      $ 313,716
                                      =======       ========

As a member of the Federal Home Loan Bank System (FHLB), the Bank borrows from the FHLB on a secured basis. Borrowings at June 30, 1999 and 1998 were secured by a blanket lien over all assets equal to 110% of borrowings.

On April 29, 1998, Reliance Capital Trust I, a trust formed under the laws of the State of Delaware (the "Capital Trust") issued $50 million of 8.17% capital securities. The Holding Company is the owner of all the beneficial interests represented by common securities of the Trust. The Trust exists for the sole purpose of issuing the Trust securities (comprised of the capital securities and the common securities) and investing the proceeds thereof in the 8.17% junior subordinated deferrable interest debentures issued by the Holding Company on April 23, 1998 which are scheduled to mature on May 1, 2028. Interest on the capital securities is payable in semiannual installments, commencing on November 1, 1998. The Trust securities are subject to mandatory redemption (i) in whole, but not in part upon repayment in full, at the stated maturity of the junior subordinated debentures at a redemption price equal to the principal amount of, plus accrued interest on, the junior subordinated debentures,(ii) in whole, but not in part, at any time prior to May 1, 2008, contemporaneously with the occurrence and continuation of a special event, defined as a tax event or regulatory capital event, at a special event redemption price equal to the greater of 100% of the principal amount of the junior subordinated debentures or the sum of the present values of the principal amount and premium payable with respect to an optional redemption of the junior subordinated debentures on the initial optional repayment date to and including the initial optional prepayment date, discounted to the prepayment date plus accrued and unpaid interest thereon, and (iii) in whole or in part, on or after May 1, 2008, contemporaneously with the optional prepayment by the Corporation of the junior subordinated debentures at a redemption price equal to the optional prepayment price. Subject to prior required regulatory approval, the junior subordinated debentures are redeemable during the 12-month periods beginning on or after May 1, 2008 at 104.085% of the principal amounts outstanding, declining ratably each year thereafter to 100%, plus accrued and unpaid interest thereon to the date of redemption. Deferred issuance costs in the amount of $1.0 million, are being amortized over ten years and are included in Prepaid Expenses and Other Assets in the Company's Consolidated Statement of Condition as of June 30, 1998.

15.  INCOME TAXES

The Company files a consolidated Federal income tax return on a calendar-year basis.

Under legislation enacted subsequent to June 30, 1996, the Bank is no longer able to use the percentage of taxable income method previously allowed for Federal tax purposes, but is permitted to deduct bad debts only as they occur and is additionally required to recapture (that is, take into taxable income) the excess balance of its bad debt reserves as of December 31, 1995 over the balance of such reserves as of December 31, 1987. However, such recapture requirements would be suspended for each of two successive taxable years beginning January 1, 1996 in which the Bank originates a minimum amount of certain residential loans based upon the average of the principal amounts of such loans made by the Bank during its six taxable years preceding January 1, 1996. As a result of this legislation, the Bank will incur additional Federal tax liability, but with no impact on the Bank's results of operations. The New York State and New York City tax laws have been amended to prevent a similar recapture of the Bank's bad debt reserve, and to permit continued future use of the bad debt reserve methods for purposes of determining the Bank's New York State and New York City tax liabilities.

The Company files state and local tax returns on a calendar-year basis. State and local taxes imposed on the Company consist of New York State franchise tax, New York City Financial Corporation tax and Delaware franchise tax. The Company's annual liability for New York State and New York City purposes is the greater of a tax on income or an alternative tax based on a specified formula. The Company's liability for Delaware franchise tax is based on the lesser of a tax based on an authorized shares method or an assumed par value capital method; however under either method, the Company's total tax will not exceed $150,000. The Company provided for New York State and New York City taxes based on alternative taxable income for the year ended June 30, 1999 and 1998 and based on taxable income for the years ended June 30, 1997.

In connection with the acquisitions of the Bank of Westbury, Sunrise Bancorp, Inc and Continental Bank, a net deferred tax asset of $911,000, a net deferred tax liability of $2,285,000 and a net deferred tax asset of $1,050,000, respectively, were recognized for temporary differences between the book basis and tax basis of assets and liabilities acquired.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1999 and June 30, 1998 are presented below:

                                                           June 30,   June 30,
                                                           1999        1998
                                                           -------    -------
                                                            (In thousands)

Deferred Tax Assets:
    Unrealized Loss on Available-for-Sale Securities..      $  8,120$     --
    Provisions for Losses on Loans and Real Estate Owned       2,603    1,833
    Book Deferred Gain on Sale of Building............           263      368
    Deposits..........................................           134      333
    Deferred Fees.....................................            --       71
    Other Assets......................................              --      6
                                                              -------- ------
    Total Deferred Tax Assets.........................        11,120    2,611
                                                              ------   ------
Deferred Tax Liabilities:
    Unrealized Gain on Available-for-Sale Securities..            --    3,235
    Mortgage Loans....................................           297      483
    Office Properties and Equipment...................           447      335
    Benefit Plans.....................................           263       39
    Mortgage Servicing Rights.........................           195      298
    Intangible Assets.................................           108       94
    Debt and Equity and Mortgage-Backed Securities....            66      185
    Other.............................................           656      614
                                                            -------- --------
   Total Deferred Tax Liabilities.....................         2,032    5,283
                                                             -------  -------
Net Deferred Tax Asset (Liability)....................       $ 9,088 $ (2,672)
                                                               =====   =======

The total income tax provision for the years ended June 30, 1999, 1998 and 1997 differs from the amount of tax provision that would result by applying the statutory United States Federal income tax rate of 35.0% for fiscal 1999, 1998 and 1997 to income before income taxes:


                                                                  Year Ended June 30,
                                            -----------------------------------------------------------
                                                 1999                 1998                       1997
                                            -----------------   ------------------         ------------
                                             Amount       %        Amount        %         Amount        %
                                             ------       -        ------        -         ------        -
                                                                    (Dollars in thousands)

Tax Provision Statutory Rate..........     $ 12,632     35.0%     $ 11,739       35.0%     $ 7,376    35.0%
Amortization of Excess of Cost Over
  Fair Value of Net Assets Acquired....       1,551      4.3         1,444        4.3        1,191     5.7
State and Local Income Tax, Net of
  Federal Income Tax Benefit...........         982      2.7           924        2.8        1,228     5.8
Non-Deductible Expense of ESOP.........         462      1.3           643        1.9          302     1.4
Other, Net.............................         323      0.9            71        0.2           52     0.3
Tax Exempt Interest on Municipal
  Investments..........................         (11)      --           (11)       --            (1)   (0.1)
                                           ---------    ----      ---------      ----      -------    -----
   Income Tax Expense .................    $ 15,940     44.2%     $ 14,810       44.2%     $10,138    48.1%
                                           ========     ====      =========     =====      =======    =====


The components of the provision for income taxes for the years ended June 30, 1999, 1998 and 1997 are as follows:

                                            Year Ended June 30,
                                    ------------------------------------
                                            1999     1998     1997
                                          -------   ------    -----
                                                (In thousands)

  Current:
    Federal.............................. $ 14,856  $ 13,876  $  8,193
    State and Local......................    1,489     1,459     1,861
                                          --------  --------  --------
                                            16,345    15,335    10,054
                                          --------- --------  --------
  Deferred:
    Federal..............................     (426)     (488)       56
    State and Local......................       21       (37)       28
                                          --------   -------- --------
                                              (405)     (525)       84
                                          ---------  -------- --------
                                          $ 15,940  $ 14,810  $ 10,138
                                          ========  ========  ========

16.  COMMITMENTS

At June 30, 1999, the Company was obligated under a number of non-cancellable operating leases on property used for banking purposes. Rental expense under these leases for the fiscal years ended June 30, 1999, 1998 and 1997 was approximately $1.4 million, $1.3 million and $1.0 million, respectively. The projected minimum annual rentals under the terms of these leases, exclusive of taxes and other charges, are summarized as follows:

                                                             Amount
                                                             ------
                                                           (In thousands)

                 Year ended June 30:
                 2000...................................... $ 1,286
                 2001......................................   1,227
                 2002......................................   1,156
                 2003......................................     757
                 2004......................................     570
                 Thereafter................................   2,140
                                                            --------
                                                            $ 7,136
                                                            ========

The Bank is a party to financial instruments with off-balance sheet risk in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of the purchaser to a third party. The Bank, in connection with its service corporations, at June 30, 1999 and 1998, has outstanding balances on letters of credits of $500,000 and $500,000, respectively. In addition, at June 30, 1999, the Bank had $565,000 in commercial standby letters of credit. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers (See note 8).

17.  RETIREMENT PLANS

Pension Plan

The following table sets forth the Pension Plan's funded status and amounts recognized in the Company's consolidated statements of condition:

                                                              June 30,
                                                          -----------------
                                                            1999      1998
                                                           ------    ------
                                                              (In thousands)
Actuarial Present Value of Benefits Obligations:
     Vested Benefit Obligation..........................      $5,692  $ 4,991
     Accumulated Benefit Obligation.....................       5,692    4,991
                                                               =====    =====

Plan Assets at Fair Value...............................       5,956    5,658
Projected Benefit Obligation for Service Rendered to Date      5,692    4,991
                                                               -----    -----
Plan Assets Greater (Less) Than Projected Benefit Obligation     264      667
Unrecognized Prior Service Cost.........................         146      (40)
Unrecognized Net Loss Due to Past Experience
   Different from Assumptions Made and Changes in Assumptions    487      169
                                                                 ---     ----
Prepaid Pension Cost....................................       $ 897    $ 796
                                                                ====      ===

The components of net pension expense are as follows:

                                                       Year Ended June 30,
                                                  ----------------------------
                                                      1999    1998    1997
                                                     ------  ------  ------
                                                        (In thousands)
Service Cost-benefits Earned during the Year..........$   --  $  627  $ 327
Interest Cost on Projected Benefit Obligation.........   358     710    627
Net Amortization and Deferral.........................   (61)     20   (290)
Actual Return on Plan Assets..........................  (398)   (710)  (482)
Curtailment Gain Recognized...........................    --    (739)    --
Settlement Loss Recognized............................    --     117     --
Net Pension Expense................................... $(101)  $  25  $ 182

                                                      Year Ended June 30,
                                                -----------------------------
                                                          1999    1998   1997
                                                         ------  ------ ------
Assumptions Used:
    Weighted Average Discount Rate......................   7.0%    7.0%   7.0%
    Rate of Increase in Compensation Levels.............   5.0%    5.0%   5.0%
    Expected Long-term Rate of Return on Assets.........   8.0%    8.0%   9.0%


Based on an evaluation of the pension plan in fiscal 1998, the Bank concluded that future benefit accruals under the plan would cease, or "freeze" on May 31, 1998. In connection with the freezing of the Plan, the Bank recognized a curtailment gain of approximately $739,000 and a settlement loss of approximately $117,000 as of May 31, 1998.

In connection with the acquisitions of Bank of Westbury, Sunrise Bancorp, Inc. and Continental Bank, their respective pension plans were terminated and are not included in the above tables. All former employees of Bank of Westbury and Sunrise Bancorp, Inc. remaining in the employment of the Company were eligible to participate in the Company's pension plan effective June 1, 1997. However, as a result of the pension plan's eligibility requirements and the freezing of the pension plan on May 31, 1998, no Continental employees were eligible to participate in the plan.

Reliance Federal Savings Bank 401(k) Retirement Plan

Effective June 1, 1998, employees of the Bank who are at least 21 years of age and have completed one year of service are eligible to participate in the Reliance Federal Savings Bank 401(k) Retirement Plan (the "401(k) Plan"). Eligible employees may make pre-tax contributions equal to the lesser of ten percent of their annual compensation or the amount permitted by law. As a base amount, the Bank will make contributions (on account for eligible employees) equal to two percent of all eligible employees earnings regardless of whether employees make contributions on their own behalf. Additionally, the Bank will make matching contributions equal to 75% of employee contributions that do not exceed four percent of their annual earnings. Employees are immediately vested in their own contributions and after five years of service they will be vested in the Bank's base and matching contributions. During fiscal 1999 and 1998, the Bank incurred $420,000 and $40,000, respectively, in 401(k) Plan costs.

18.  STOCK BENEFIT PLANS

The following are the stock based benefit plans maintained by the Company:

STOCK OPTION PLAN
The Company maintains the Reliance Bancorp, Inc. 1994 Incentive Stock Option Plan and the Reliance Bancorp, Inc. 1996 Incentive Stock Option Plans Amended and Restated as of February 19, 1997 (the "Stock Option Plans"). Under the Stock Option Plans, stock options (which expire ten years from the date of grant) have been granted to the executive officers and officers of the Company and its affiliate, the Bank. Each option entitles the holder to purchase one share of the Company's common stock at an exercise price equal to the fair market value of the stock at the date of grant. Options will be exercisable in whole or in part over the vesting period. However, all options become 100% exercisable in the event that the employee terminates his employment due to death, disability, normal retirement, or in the event of a change in control of the Bank or the Company. Simultaneous with the grant of these options, the Personnel Committee of the Board of Directors granted "Limited Rights" with respect to the shares covered by the options. Limited Rights granted are subject to terms and conditions and can be exercised only in the event of a change in control of the Company. Upon exercise of a limited right, the holder shall receive from the Company a cash payment equal to the difference between the exercise price of the option and the fair market value of the underlying shares of common stock.

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
The Company maintains the Amended and Restated Reliance Bancorp, Inc. 1994 and 1996 Stock Option Plans for Outside Directors (the "Directors' Option Plans"). Each member of the Board of Directors who is not an officer or employee of the Company or the Bank is granted non-statutory options to purchase shares of the Company's common stock. Members of the Board of Directors of the Company are granted options to purchase shares of the common stock of the Company at an exercise price equal to the fair market value of the stock at the date of grant. All of the options granted under the Directors' Option Plan become exercisable over the vesting period and expire upon the earlier of 10 years following the date of grant or one year following the date the optionee ceases to be a director.



                                            Number of Shares of
                                   --------------------------------------
                                                        Non-         Non-        Weighted
                                         Incentive    Statutory   Qualified      Average
                                          Stock         Stock      Options to    Exercise
                                          Options      Options     Directors      Price
                                         ---------    ----------  -----------    --------

Balance Outstanding at June 30, 1995......$ 608,505    $ 216,390   $  196,650     $  10.00
Granted...................................      --          --          6,727        15.25
Forfeited.................................      --          --           --           --
Exercised.................................      --          --           --           --
                                          -----------  ----------  ----------    ---------

Balance Outstanding at June 30, 1996......  608,505      216,390      203,377     $  10.03
Granted...................................   70,398      213,402       40,500        18.22
Forfeited.................................      --          --           --           --
Exercised.................................  (48,780)     (35,000)      (6,000)       10.00
                                           ---------    ---------- ----------    ---------

Balance Outstanding at June 30, 1997......  630,123      394,792      237,877     $  11.96
Granted...................................   13,647        3,353       40,500        29.87
Forfeited.................................      --          --           --            --
Exercised................................. (131,399)    (102,816)      (1,500)       11.33
                                          ----------    ---------   ----------    --------

Balance Outstanding at June 30, 1998......  512,371      295,329      276,877     $  13.17
Granted...................................      631       13,569       60,728        38.00
Forfeited.................................      --          --           --            --
                                                --          --           --            --
Exercised................................. (53,959)      (7,470)         --         11.79
                                           --------     --------   ---------     --------

Balance Outstanding at June 30, 1999......  459,043     301,428      337,605      $ 14.94
                                            =======     =======     ========     ========
Shares Exercisable at June 30, 1999.......  452,881     299,590      337,605      $ 14.82



Had compensation cost for the Company's three stock-based compensation plans been determined consistent with SFAS No. 123 for awards made after July 1, 1995, the Company's net income per common share would have been reduced to the pro forma amounts indicated below for the years ended June 30:

                                          1999        1998      1997
                                        --------    --------  --------
      (Dollars in thousands, except per share data)

      Net Income        As Reported      $20,151    $ 18,729  $ 10,936
                        Pro forma         19,681      18,492     8,672

      Net Income per Common Share:
      Basic             As Reported       $ 2.38      $ 2.11    $ 1.32
                        Pro forma         $ 2.32      $ 2.08      1.04

      Diluted           As Reported       $ 2.26      $ 1.99    $ 1.25
                        Pro forma         $ 2.21      $ 1.96      0.99

The fair values of the share grants were estimated on the date of grant using the Black-Scholes option - pricing model using the following assumptions in fiscal 1999, 1998 and 1997: dividend yield of 3.00% for all years; expected volatility of 29.14% for fiscal 1999, 22.05% for fiscal 1998 and 16.64% for fiscal 1997; risk-free interest rates of 6.25% for all years; and expected option lives of 6 years for all years.


EMPLOYEES STOCK OWNERSHIP PLAN ("ESOP")

The Bank has established an ESOP for eligible employees. Full-time employees employed with the Bank as of January 1, 1993, and full-time employees of the Company or the Bank employed after such date who have been credited with at least 1,000 hours during a twelve-month period and who have attained age 21 are eligible to participate.

The ESOP borrowed $8.3 million from the Company and used the funds to purchase 828,000 shares of the Company's common stock issued in the Conversion. The loan is repaid principally from the Bank's discretionary contributions to the ESOP over a 10 year period. At June 30, 1999 and 1998, the loan had an outstanding balance of $4.0 million and $4.8 million, respectively, and an interest rate of 7.75% and 8.50%, respectively. Interest expense for the obligation was $348,000, $441,000 and $502,000, respectively, for the year ended June 30, 1999, 1998 and 1997. Shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is paid. Contributions to the ESOP and shares released from the loan collateral in an amount proportional to the repayment of the ESOP loan is allocated among participants on the basis of compensation, as described in the plan, in the year of allocation. Benefits generally become 100% vested after five years of credited service. However, in the event of a change in control, as defined in the plan, any unvested portion of benefits shall vest immediately. Forfeitures are reallocated among participating employees, in the same proportion as contributions. Benefits are payable upon death, retirement, disability, or separation from service based on vesting status and share allocations made.

As of June 30, 1999, 366,019 shares remaining in the ESOP were allocated to participants and 41,400 shares were committed to be released. As shares are released from collateral, the shares become outstanding for earnings per share computations. As of June 30, 1999 and 1998, the fair market value of the 372,600 and 455,400 unallocated shares, respectively, was $10.3 million and $17.4 million, respectively.

RECOGNITION AND RETENTION PLANS AND TRUSTS ("RRPS") The Bank maintains the Reliance Federal Savings Bank Recognition and Retention Plan for Officers and Employees and the Amended and Restated Reliance Federal Savings Bank 1994 Recognition and Retention Plan for Outside Directors (the "RRPs"). The purpose of the RRPs is to provide executive officers, officers, and directors of the Bank with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank. The RRPs acquired an aggregate of 414,000 shares of the Company's common stock in the Conversion of which 412,447 shares have been awarded to Officers and Directors (327,715 at the time of the Conversion and 84,732 thereafter). Such amounts represent deferred compensation and have been accounted for as a reduction of stockholders' equity. Awards vest at a rate of 20% per year for directors and officers, commencing one year from the date of award. Awards become 100% vested upon termination of employment due to death, disability, or following a change in control of the Bank or the Company.

The Company recorded compensation expenses for the ESOP and RRP of $3.1 million, $3.7 million and $2.5 million, respectively, for the years ended June 30, 1999, 1998 and 1997.

19.  EARNINGS PER SHARE

The Company follows SFAS No. 128, "Earnings Per Share", which establishes new standards for computing and presenting earnings per share ("EPS"). All earnings per share amounts have been restated to conform to the new requirements.

Basis EPS is computed by dividing net income by the weighted average number of common shares outstanding. The weighted average number of common shares outstanding includes the average number of shares of common stock outstanding adjusted for the weighted average number of unallocated shares held by the ESOP.

Diluted EPS is computed by dividing net income by the weighted average number of common shares and common equivalent shares outstanding during the year. For the diluted EPS calculation, the weighted average number of common shares and common equivalent shares outstanding include the average number of shares of common stock outstanding adjusted for the weighted average number of unallocated shares held by the ESOP and the dilutive effect of unexercised stock options using the treasury stock method. When applying the treasury stock method, the Company's average stock price is utilized, and the Company adds to the proceeds the tax benefit that would have been credited to additional paid-in capital assuming exercise of non-qualified stock options.

The computation of basis and diluted EPS for the fiscal years ended June 30, 1999, 1998 and 1997 are presented in the following table:

                                                Year Ended June 30,
                                       ------------------------------------
                                           1999       1998         1997
                                          --------   --------     --------
                                                   (In thousands)

Net income..........................     $  20,151    $ 18,729    $ 10,936
Weighted average common shares......         8,467       8,890       8,299
                                         ---------    --------    --------
Basic earnings per share............     $    2.38    $   2.11    $   1.32
                                         =========    ========    ========

Net income..........................      $ 20,151    $ 18,729    $ 10,936

Weighted average common shares - basic       8,467       8,890       8,299
Effect of dilutive stock options....           447         535         425
                                          --------    --------    --------
Weighted average common shares and
   common equivalent shares..........        8,914       9,425       8,724
                                          --------   ---------    --------
Diluted earnings per share..........     $    2.26   $    1.99    $   1.25
                                         =========   =========    ========

20.  REGULATORY MATTERS

Federal regulations require institutions to have a minimum regulatory tangible capital equal to 1.5% of total assets, a 3% core capital ratio and an 8% risk-based capital ratio. The OTS prompt corrective action standards effectively establish a minimum 2% tangible capital ratio, a minimum 4% leverage ratio (core) capital ratio and a minimum 4% Tier 1 risked based capital ratio. As of June 30, 1999 and 1998, the Bank was in compliance with the regulatory capital requirements.

Additionally, under prompt corrective action regulations, the regulators have adopted rules, which require them to take action against undercapitalized institutions, based upon five categories of capitalization: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized", and "critically undercapitalized". The rules adopted generally provide that an insured institution whose risk-based capital ratio is 10% or greater, Tier 1 risk-based capital is 6% or greater, and leverage ratio is 5% or greater is considered a "well capitalized" institution. As of June 30, 1999, 1998 and 1997, the Bank was considered a "well capitalized" institution.

Dividend payments to the Company from the Bank are subject to the profitability of the Bank and by applicable laws and regulations. During fiscal 1999 and 1998, the Bank made dividend payments to the Company of $13.0 million and $14.0 million, respectively.

During fiscal 1998, the Company invested $18.8 million of the proceeds from the issuance of its Junior Subordinated debt in the Bank which increased the Bank's capital and capital ratios.

The following table sets forth the required ratios and amounts and the Bank's actual capital amounts and ratios at June 30, 1999 and 1998:


                                                    June 30, 1999
                                  --------------------------------------------------------
                               Capital               Actual             Excess
                             Requirement       %     Capital     %      Capital      %
                             -----------       --   --------     --     --------     -
                                               (Dollars in thousands)
     Tangible..............   $ 36,113       1.5%   $ 163,267    6.8%   $ 127,154   5.3%
     Leverage..............     72,226       3.0      163,267    6.8       91,041   3.8
     Risk-based............     80,415       8.0      172,333   17.1       91,918   9.1

                                                    June 30, 1998
                                  --------------------------------------------------------
                               Capital               Actual             Excess
                             Requirement       %     Capital     %      Capital      %
                             -----------       --   --------     --     --------     -
                                               (Dollars in thousands)

     Tangible..............   $ 35,825        1.5%   $ 145,337   6.1%    $ 109,512   4.6%
     Leverage..............     71,650        3.0      145,337   6.1        73,687   3.1
     Risk-based............     80,724        8.0      154,245  15.3        73,521   7.3



21.  FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS No. 107"), requires disclosure of estimated fair value information for the Company's financial instruments. Fair values are most commonly derived from quoted market prices available in the formal trading marketplaces. In many cases, the Company's financial instruments are not bought or sold in formal trading marketplaces. Accordingly, in cases where quoted market prices are not available, fair values are derived or estimated based on a variety of valuation techniques. These techniques are sensitive to the various assumptions and estimates used and the resulting fair value estimates may be materially affected by minor variations in those assumption or estimates. In that regard, it is likely that amounts different from the fair value estimates would be realized by the Company in immediate settlement of the financial instruments.

SFAS No. 107 excludes certain financial instruments as well as all nonfinancial instruments from fair value disclosure. Accordingly, the fair values presented do not represent the Company's fair value as a going concern. In addition, the differences between the carrying amounts and the fair values presented may not be realized since the Company generally intends to hold these financial instruments to maturity and realize their recorded value.

SFAS No. 107 provides minimal guidance and no limitations with regard to assumptions and estimates to be used. Therefore, while disclosure of estimated fair values is required, the fair value amounts presented in the financial statements do not represent the underlying value of the Company, nor do they provide any basis for comparison of the value of this Company with similar companies.


                                                          June 30,
                                                -------------------------------
                                                  1999                          1998
                                    ----------------------------------------------------------
                                          Carrying   Estimated     Carrying     Estimated
                                           Amount    Fair Value      Amount     Fair Value
                                                            (In thousands)
ON BALANCE SHEET:
Financial Assets:
Cash and Due from Banks.............   $ 33,255     $ 33,255       $ 37,596      $ 37,596
Money Market Investments............         --         --            9,500         9,500
Debt and Equity Securities
  Available-for-Sale................    122,168      122,168        134,907       134,907
Debt and Equity Securities
  Held-to-Maturity.................      28,835       28,840         40,189        40,509
Mortgage-Backed Securities
  Available-for-Sale...............     935,038      935,038        940,347       940,347
Mortgage-Backed Securities
   Held-to-Maturity................     255,917      252,233        249,259       252,332
Loans Receivable, Net...............    974,073      978,980        969,797       984,224
Mortgage Servicing Rights...........      1,514        1,612          2,317         2,632

Financial Liabilities:
Deposits............................  1,549,419    1,469,360      1,628,298     1,630,087
Borrowed Funds......................    702,434      693,564        630,206       631,407

OFF BALANCE SHEET:
Outstanding Commitments.............   $115,324      115,324        116,425       116,425
Letters of Credit...................      1,065        1,065          1,382         1,382


Methods and assumptions used to produce fair value are stated below:

CASH AND DUE FROM BANKS
The carrying amounts reported in the consolidated statements of condition approximate the assets' fair values.

MONEY MARKET INVESTMENTS
The carrying amounts of federal funds sold and repurchase agreements approximate their fair values because these investments all mature in three months or less.

DEBT, EQUITY AND MORTGAGE-BACKED SECURITIES
Fair values for debt, equity and mortgage-backed securities are based on published market or securities dealers' estimated prices.

LOANS
Fair value estimates are calculated for pools of loans with similar characteristics. The loans are first segregated by type, such as 1-4 family residential, other residential, commercial, construction, and consumer, and then further segregated into fixed and adjustable rate categories.

Fair value is estimated by discounting expected future cash flows. Expected future cash flows are based on contractual cash flows, adjusted for prepayments. Prepayment estimates are based on a variety of factors including the Bank's experience with respect to each loan category, the effect of current economic and lending conditions, and regional statistics for each loan category, if available. The discount rates used are based on market rates for new loans of similar type and purpose, adjusted, when necessary, for factors such as servicing cost, credit risk, and term.

As mentioned previously, this technique of estimating fair value is extremely sensitive to the assumptions and estimates used. While management has attempted to use assumptions and estimates which are the most reflective of the loan portfolio and the current market, a greater degree of subjectivity is inherent in these values than those determined in formal trading marketplaces. As such, readers are again cautioned in using this information for purposes of evaluating the financial condition and/or value of the Company in and of itself or in comparison with any other company.

MORTGAGE SERVICING RIGHTS

The fair value is estimated based upon a valuation which stratifies the mortgage servicing portfolio based upon the predominate risk characteristics of the underlying cash flows utilizing current market assumptions regarding discount rates, prepayment speeds, delinquency rates, etc.

OTHER RECEIVABLES AND PAYABLES
The carrying amounts of short-term receivables and payables, including accrued interest approximate their fair values.

DEPOSITS
SFAS No. 107 stipulates that the fair values of deposits with no stated maturity, such as demand deposits, savings, NOW accounts and money market accounts, are equal to the amount payable on demand. The relative insensitivity of the majority of these deposits to interest rate changes creates a significant inherent value which is not reflected in the fair value reported.

The fair value of certificates of deposit are based on discounted contractual cash flows using rates which approximate the rates offered by the Company for deposits of similar remaining maturities.

OTHER BORROWINGS
Fair value estimates are based on discounting contractual cash flows using rates which approximate the rates offered for borrowings of similar remaining maturities.

OUTSTANDING COMMITMENTS
Fair value of commitments outstanding are estimated based on the fees that would be charged for similar agreements, considering the remaining term of the agreement, the rate offered and the creditworthiness of the parties.

22.  PARENT-ONLY FINANCIAL INFORMATION

The following condensed statements of condition at June 30, 1999 and 1998 and condensed statements of income and cash flows for the years ended June
30, 1999, 1998 and 1997 for Reliance Bancorp, Inc. (parent company only) reflects the Company's investment in its wholly-owned subsidiary, the Bank, using the equity method of accounting.


CONDENSED STATEMENTS OF CONDITION

                                                             June 30,
                                                     -----------------------
                                                         1999          1998
                                                         -----       -------
                                                           (In thousands)
ASSETS
Cash..............................................     $     1,961   $   1,294
Money Market Investments..........................              --       9,500
Debt Securities Available-for-Sale................          10,076      24,374
ESOP Loan Receivable..............................           3,979       4,799
Other Assets......................................           2,046       2,210
Investment in Reliance Federal Savings Bank.......         205,096     205,355
Investment in Reliance Capital Trust I............           1,547       1,547
                                                         ---------    --------
        Total Assets..............................        $224,705   $ 249,079
                                                           =======     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued Expenses..................................     $     1,491   $   2,668
Junior Subordinated Debt Issued to Reliance
  Capital Trust I................................           51,547      51,547
Stockholders' Equity..............................         171,667     194,864
                                                           -------     -------
        Total Liabilities and Stockholders' Equity       $ 224,705   $ 249,079
                                                          ========     =======






CONDENSED STATEMENTS OF INCOME


                                                                   Year Ended June 30,
                                                             ----------------------------------
                                                               1999         1998         1997
                                                             --------     --------     --------
                                                                        (In thousands)

Interest Income - Securities and Repurchase Agreements       $  1,316     $   615      $  230
Interest Income - ESOP Loan Receivable......                      348         441         502
                                                             --------     -------      ------
        Total Interest Income...............                    1,664       1,056         732

Interest Expense............................                   (4,086)       (724)         --
Cash Dividends from the Bank................                   13,000      14,000       6,700
Other Operating Income......................                       45          11          --
Other Operating Expense.....................                     (630)       (418)       (521)
                                                             --------    --------    --------
Income Before Income Taxes and Equity in Undistributed
   Earnings of the Bank.....................                    9,993      13,925       6,911
(Recovery) Provision for Income Taxes.......                   (1,214)        (30)         90
                                                             --------    --------    --------
Income before Equity in Undistributed
    Earnings of the Bank....................                   11,207      13,955       6,821
Equity in Undistributed Earnings of Reliance
    Federal Savings Bank....................                    8,944       4,774       4,115
                                                             --------    --------    --------
                Net Income..................                 $ 20,151    $ 18,729    $ 10,936
                                                             ========    ========    ========

CONDENSED STATEMENTS OF CASH FLOWS

                                                                   Year Ended June 30,
                                                          ---------------------------------------
                                                               1999        1998         1997
                                                              --------   --------     --------
                                                                                       >
                                                                        (In thousands)
CASH FROM OPERATING ACTIVITIES:
Net Income..................................                $ 20,151    $ 18,729    $ 10,936
Equity in Undistributed Earnings of the Bank                  (8,944)     (4,774)     (4,115)
Accretion of Discounts......................                      44         (47)        (70)
Net Gain on Sale of Securities..............                     (44)        (11)         --
Decrease (Increase) in Other Assets.........                     685      (1,655)        544
(Decrease) Increase in Accrued Expenses.....                  (1,165)      2,550         122
                                                            --------    --------    --------
     Net Cash Provided by Operating Activities                10,727      14,792       7,417
                                                            --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Debt Securities Available-for-Sale               (2,000)     (24,187)     (4,715)
Proceeds from Sales of Debt Securities Available-for-Sale    15,229        4,870          --
Principal Payments on ESOP Loan Receivable..                    820          823         850
Payments for Investments in Reliance Capital Trust I             --       (1,547)         --
Payments for Investments in Bank............                     --      (18,750)         --
    Net Cash Provided by (Used in) Investing Activities      14,049      (38,791)     (3,865)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Junior Subordinated Debt               --       51,547          --
Purchase of Treasury Stock..................                (27,936)     (15,269)     (8,113)
Net Proceeds from Issuance of Common Stock
   Upon Exercise of Stock Options...........                    725        2,670         898
Dividends Paid..............................                 (6,398)      (5,725)     (4,578)
                                                            -------     --------   ---------
     Net Cash (Used in) Provided by Financing Activities    (33,609)      33,223     (11,793)

Net (Decrease) Increase in Cash and Cash Equivalents         (8,833)       9,224      (8,241)
Cash and Cash Equivalents at Beginning of Year               10,794        1,570       9,811
Cash and Cash Equivalents at the End of Year               $  1,961     $ 10,794     $ 1,570
                                                           ========     ========   ==========


                   RELIANCE BANCORP, INC. AND SUBSIDIARY
               SELECTED CONSOLIDATED QUARTERLY FINANCIAL DATA
                                (UNAUDITED)

(Dollars in thousands, except per share data)

                                                                Fiscal 1999 Quarter Ended
                                                     ---------------------------------------------------
                                                     September 30,   December 31,   March 31,   June 30,
                                                     ----------      -----------    ---------   --------
Interest Income..........................             $ 42,868        $ 42,374     $ 41,439     40,629
Interest Expense.........................               25,665          24,774       23,958     23,609
Net Interest Income......................               17,203          17,600       17,481     17,020
Provision for Loan Losses................                  150             350          150         --
Net Interest Income after Provision for Loan Losses     17,053          17,250       17,331     17,020
Non-Interest Income......................                1,871           1,937        2,117      2,475
General and Administrative Expense.......                9,127           8,790        9,192      9,180
Real Estate Operations, net..............                   87             (14)          17         21
Amortization of Excess of Cost Over Fair Value
  of Net Assets Acquired.................                1,140           1,141        1,141      1,141
                                                    ----------       ---------    ---------    -------
Income Before Provision for Income Taxes.                8,570           9,270        9,098      9,153
Income Tax Expense.......................                3,799           4,051        4,022      4,068
                                                    ----------       ---------    ---------    -------
Net Income...............................              $ 4,771         $ 5,219    $   5,076    $ 5,085
                                                    ==========       =========    =========    =======
Basic Earnings Per Share.................              $  0.53         $  0.63    $    0.61    $  0.62
                                                    ==========       =========    =========    =======
Diluted Earnings Per Share ..............              $  0.50         $  0.60    $    0.58    $  0.59
                                                    ==========       =========    =========    =======


                                                                    Fiscal 1998 Quarter Ended
                                                     ---------------------------------------------------
                                                     September 30,   December 31,   March 31,   June 30,
                                                     ----------      -----------    ---------   --------
Interest Income........................              $  36,183        $ 39,266     $ 38,446      39,924
Interest Expense.......................                 20,169          22,078       21,424      23,157
Net Interest Income....................                 16,014          17,188       17,022      16,767
Provision for Loan Losses..............                    900             300          300         150
Net Interest Income after Provision for Loan Losses     15,114          16,888       16,722      16,617
Non-Interest Income....................                  2,263           1,692        1,922       1,982
General and Administrative Expense.....                  8,047           8,816        9,087       9,275
Real Estate Operations, net............                    225             (67)          12          48
Amortization of Excess of Cost Over Fair Value
  of Net Assets Acquired...............                    846           1,090        1,141       1,141
                                                     ----------      -----------    ---------   --------
Income Before Provision for Income Taxes                 8,259           8,741        8,404       8,135
Income Tax Expense.....................                  3,518           3,854        3,746       3,692
                                                     ----------      -----------    ---------   --------
Net Income.............................                $ 4,741         $ 4,887      $ 4,658     $ 4,443
                                                     ==========      ===========    =========   ========
Basic Earnings Per Share...............                $  0.58         $  0.54      $  0.51     $  0.48
                                                     ==========      ===========    =========   ========
Diluted Earnings Per Share ............                $  0.54         $  0.51      $  0.48     $  0.46
                                                     ==========      ===========    =========   ========